Exhibit 99.1

United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended July 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$2,816,120
Unrealized Gain (Loss) on Market Value of Futures	(1,921,750)
Dividend Income	57,545
Interest Income	121,519
Total Income (Loss)	$1,073,434

Expenses
General Partner Management Fees	$58,124
Professional Fees	12,274
Brokerage Commissions	8,665
Non-interested Directors' Fees and Expenses	1,112
Prepaid Insurance Expense	734
Total Expenses	80,909
Expense Waiver	(11,160)
Net Expenses	$69,749
Net Income (Loss)	$1,003,685

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/19	$91,836,193
Net Income (Loss)	1,003,685

Net Asset Value End of Month	$92,839,878
Net Asset Value Per Share (4,800,000 Shares)	$19.34

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596